                                                             Exhibit 99.1

       TYSON FOODS, INC.  REPORTS SECOND QUARTER AND SIX MONTHS RESULTS

Springdale,   Arkansas--Tyson  Foods,  Inc.  (NYSE:TSN),  today   announced
operating results for the second quarter and first six months of fiscal year 1998 for the period ended March 28, 1998.

Diluted earnings per share for the second quarter of fiscal 1998 were $.10 compared to $.22, down 55 percent from the same period last year. Gross profits increased 2.5 percent to $268.8 million from last year's $262.2 million and gross margin decreased 230 basis points to 14.4 percent from last year's 16.7 percent.

Sales for the second quarter of fiscal 1998 were $1.87 billion compared to $1.57 billion last year, an increase of 18.8 percent. The increase in sales is mainly due to the acquisition of Hudson Foods on January 9, 1998, resulting in an overall increase of 27.3 percent in total volume partially offset by a 6.7 percent decrease in average sales prices. For a benchmark, the average Georgia Dock price decreased 10.85 percent over the same period last year.

Diluted earnings per share for the first six months of fiscal 1998 were $.31 compared to $.42, down 26.2 percent from the same period last year. Gross profits increased 3.7 percent to $529.5 million from last year's $510.6 million and gross margin decreased 90 basis points to 15.6 percent from last year's 16.5 percent.

Sales for the first six months of fiscal 1998 were $3.39 billion compared to $3.10 billion last year, an increase of 9.3 percent. The increase in sales is mainly due to the acquisition of Hudson Foods, resulting in an overall 15.9 percent increase in total volume partially offset by a 5.7 percent decrease in average sales prices. The average Georgia Dock price decreased 11.35 percent over the same period last year. Included in general and administrative expense for the first six months is a charge of $6 million for penalties and costs associated with the January 12, 1998 settlement with the Office of Independent Counsel in connection with the former Secretary of Agriculture Michael Espy investigation.

"We are pleased with the progress we've made in the assimilation of Hudson Foods and feel we are on track to capture the synergies we stated at the CAGNY Conference in February," said Leland Tollett, Chairman and CEO. "However, we are not pleased with the operating results for the quarter, which were impacted by the excess supply of all meat proteins, weakness in the export markets and the quality of the Hudson Foods sales mix we inherited. Nevertheless, we are encouraged by our prospects for the remainder of the year. Poultry prices are beginning to improve and there has been a significant reduction in both corn and soybean meal prices."

Tyson Foods, Inc. is the world's largest fully-integrated producer, processor and marketer of chicken and poultry-based food products.
This press release contains forward-looking statements based on management's current views and assumptions. Actual events may differ. Please refer to the "Cautionary Statements Relevant to Forward-looking Information" on pages 11 and 12 of the Company's 1997 Annual Report on Form 10-K for a discussion of these matters.

TYSON FOODS, INC.
News Release
April 27, 1998
Page 2 of 5

The unaudited results are as follows:

                              (In millions except per share data)

Three Months Ended                March 28, 1998    March 29, 1997
------------------                --------------    --------------

Sales                                $1,870.8         $1,574.3
Cost of Sales                         1,602.0          1,312.1
                                      -------          -------
Gross Profit                            268.8            262.2
Expenses:
 Selling                                155.2            125.2
 General and Administrative              33.6             25.3
 Amortization                             8.3              6.9
                                      -------          -------
Operating Income                         71.7            104.8
Other Expense (Income):
 Interest                                38.0             26.2
 Other                                   (3.2)             2.1
                                      -------          -------
Income Before Taxes on Income            36.9             76.5
Provision for Income Taxes               13.6             28.3
                                      -------          -------
Net Income                           $   23.3         $   48.2
                                      =======          =======
Diluted Earnings Per Share              $0.10            $0.22

Diluted Average Shares Outstanding      232.4            219.0

Dividends Per Share:Class A           $0.0250          $0.0250
                    Class B           $0.0225          $0.0225
-----------------------------------------------------------------
Sales Growth (Decline)                   18.8%            (0.8%)
Margins: (Percent of Sales)
Gross Profit                             14.4%            16.7%
Operating Income                          3.8%             6.7%
Income Before Taxes on Income             2.0%             4.9%
Net Income                                1.2%             3.1%
-----------------------------------------------------------------

TYSON FOODS, INC.
News Release
April 27, 1998
Page 3 of 5

The unaudited results are as follows:

                                    (In millions except per share data)

Six Months Ended                      March 28, 1998       March 29, 1997
----------------                      --------------       --------------
Sales                                      $3,391.6           $3,102.2
Cost of Sales                               2,862.1            2,591.6
                                            -------            -------
Gross Profit                                  529.5              510.6
Expenses:
 Selling                                      280.8              250.3
 General and Administrative                    64.9               48.8
 Amortization                                  14.2               13.7
                                            -------            -------
Operating Income                              169.6              197.8
Other Expense (Income):
 Interest                                      65.2               55.1
 Other                                         (3.8)             (39.4)
                                            -------            -------
Income Before Taxes on Income                 108.2              182.1
Provision for Income Taxes                     40.0               89.3
                                            -------            -------
Net Income                                 $   68.2           $   92.8
                                            =======            =======
Diluted Earnings Per Share                    $0.31              $0.42

Diluted Average Shares Outstanding            223.4              219.2

Dividends Per Share:Class A                 $0.0500            $0.0450
                    Class B                 $0.0450            $0.0405
--------------------------------------------------------------------------
Sales Growth (Decline)                          9.3%              (1.0%)
Margins: (Percent of Sales)
Gross Profit                                   15.6%              16.5%
Operating Income                                5.0%               6.4%
Income Before Taxes on Income                   3.2%               5.9%
Net Income                                      2.0%               3.0%
--------------------------------------------------------------------------

TYSON FOODS, INC.
News Release                    CONSOLIDATED CONDENSED
April 27, 1998                      BALANCE SHEETS
Page 4 of 5              (In millions except per share amounts)

Assets                                  March 28, 1998  September 27, 1997
------                                  --------------  ------------------
Current Assets:
 Cash and cash equivalents                $    34.4       $     23.6
 Accounts receivable                          769.9            617.8
 Inventories                                1,151.6            886.1
 Assets held for sale                         125.2              6.2
 Other current assets                          53.8             38.8
                                           --------         --------
Total Current Assets                        2,134.9          1,572.5
Net Property, Plant and Equipment           2,389.5          1,924.8
Excess of Investments over
   Net Assets Acquired                      1,032.2            731.1
Investments and Other Assets                  238.2            182.6
                                           --------         --------
Total Assets                               $5,794.8         $4,411.0
                                           ========         ========

Liabilities and Shareholders' Equity
------------------------------------
Current Liabilities:
 Notes payable                             $   56.3         $   37.3
 Current portion of long-term debt             57.9             94.6
 Trade accounts payable                       342.6            290.3
 Other accrued liabilities                    467.4            298.8
                                           --------         --------
Total Current Liabilities                     924.2            721.0
Long-Term Debt                              2,249.9          1,558.2
Deferred Income Taxes                         553.1            506.1
Other Liabilities                              33.6              4.2
Shareholders' Equity:
 Common stock ($.10 par value)
   Class A-authorized 900 million shares:
   Issued 137.9 million shares at 3-28-98 and
   119.5 million shares at 9-27-97             13.8             11.9
   Class B-authorized 900 million shares:
   Issued 102.7 million shares at
        3-28-98 and 9-27-97                    10.3             10.3
 Capital in excess of par value               740.7            379.1
 Retained earnings                          1,448.3          1,390.8
 Currency translation adjustment               (2.1)            (2.5)
                                           --------         --------
                                            2,211.0          1,789.6
 Less class A treasury stock, at cost-
    9.0 million shares at 3-28-98
    and 8.8 million shares at 9-27-97         174.7            165.6
 Less unamortized deferred compensation         2.3              2.5
                                           --------         --------
Total Shareholders' Equity                  2,034.0          1,621.5
                                           --------         --------
Liabilities and Shareholders' Equity       $5,794.8         $4,411.0
                                           ========         ========

TYSON FOODS, INC.                          CONSOLIDATED CONDENSED
News Release                              STATEMENTS OF CASH FLOWS
April 27, 1998                            For the Six Months Ended
Page 5 of 5                                     (In millions)




                                           March 28, 1998    March 29, 1997
                                           --------------    --------------
Cash Flows from Operating Activities:
 Net income                                      $  68.2        $ 92.8
 Adjustments to reconcile net income
   to cash provided by operating activities:
    Depreciation                                   114.0         101.5
    Amortization                                    14.2          13.7
    Deferred income taxes                          (23.9)         (3.7)
    (Gain) loss on dispositions of assets           (4.0)        (39.0)
    (Increase) decrease in accounts receivable     (48.3)         39.6
     (Increase) in inventories                     (56.2)         (7.9)
     Increase in trade accounts payable              1.6           8.2
     Net change in other current assets and
     other current liabilities                      88.9          47.9
                                                   -----         -----
Cash Provided by Operating Activities              154.5         253.1
Cash Flows from Investing Activities:
 Net cash paid for acquisitions                   (257.4)
 Additions to property, plant and equipment       (150.5)       (121.9)
  Proceeds from the sale of property, plant
   and equipment                                    12.1         189.1
 Net change in other assets and liabilities        (23.1)        (36.9)
                                                  ------        -------
Cash (Used for) Provided by Investing Activities  (418.9)         30.3
Cash Flows from Financing Activities:
 Net change in notes payable                       (66.0)        (38.5)
 Proceeds from long-term debt                      780.2          79.4
 Repayments of  long-term debt                    (419.6)       (226.4)
 Purchase of treasury shares                        (9.8)        (25.8)
 Other                                              (9.4)         (8.5)
                                                   ------        ------
Cash Provided by (Used for) Financing Activities   275.4        (219.8)
Effect of Exchange Rate Change on Cash              (0.2)          0.2
                                                   ------        ------
Increase in Cash and Cash Equivalents               10.8          63.8
Cash and Cash Equivalents at Beginning of Period    23.6          36.6
                                                   ------        ------
Cash and Cash Equivalents at End of Period       $  34.4      $  100.4
                                                   ======        ======
Financial information, such as this news release, as well as other historical data and current Company information can now be accessed from the Company's web site on the internet at http://www.tyson.com.

For  a  copy  of this release, call  fax-on-demand at (800) 758-5804,  ext.
113769.